UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 22, 2025

Date of Report (Date of earliest event reported)

AParadise Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	001-42769	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

The Sun’s Group Center 29th Floor, 200 Gloucester Road Wan Chai Hong Kong	n/a
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +852 9583 3199

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, with no par value, and one right to receive one-eighth of one Class A ordinary share	APADU	The Nasdaq Global Market LLC
Class A ordinary shares, with no par value	APAD	The Nasdaq Global Market LLC
Rights	APADR	The Nasdaq Global Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On August 22, 2025, A Paradise Acquisition Corp. (the “Company”) announced that, on or about August 27, 2025, the holders of the Company’s units (the “Units”) may elect to separately trade the Class A ordinary shares and rights included in the Units. Each Unit consists of one Class A ordinary share and one right to receive one-eighth of one Class A ordinary share upon the consummation of an initial business combination. Any Units not separated will continue to trade on The Nasdaq Global Market (“Nasdaq”) under the symbol “APADU.” Any underlying Class A ordinary shares and rights that are separated will trade on Nasdaq under the symbols “APAD” and “APADR,” respectively. Holders of Units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the holders’ Units into Class A ordinary shares and rights.

A copy of the press release issued by the Company announcing the separate trading of the securities underlying the Units is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated August 22, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 22, 2025

A Paradise Acquisition Corp.

By:	/s/ Claudius Tsang
Name:	Claudius Tsang
Title:	Chief Executive Officer and Chief Financial Officer

2